UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): July 22, 2005

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described below, on July 22, 2005, Modine Manufacturing Company (“Modine”) completed the previously announced spin off of its aftermarket business on a debt-free and tax-free basis to its shareholders and immediate merger of the spun off business into Transpro, Inc. (“Transpro”) to form a combined company named Proliance International, Inc.

Effective July 22, 2005, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 31, 2005, among Modine, Modine Aftermarket Holdings, Inc. and Transpro, Inc. (the “Merger Agreement”), and as amended June 16, 2005, Modine Aftermarket Holdings, Inc. was merged with and into Transpro, with Transpro surviving the merger as the combined company. For accounting purposes, Transpro is considered the acquirer of Modine Aftermarket Holdings, Inc.  Upon effectiveness of the merger, Transpro changed its name to Proliance International, Inc.

In connection with and immediately prior to the merger, Modine spun-off its aftermarket business by distributing shares of Modine Aftermarket Holdings, Inc. common stock to holders of Modine common stock of record as of July 21, 2005, on a one share-for-one share basis (the “Distribution”) pursuant to the terms of the Contribution Agreement, dated as of January 31, 2005, by and among Modine, Modine, Inc., a wholly-owned subsidiary of Modine, Modine Aftermarket Holdings, Inc., and Transpro.

Modine shareholders retain their Modine common shares and, in the merger, received 0.235681 of a share of common stock of the combined company in exchange for each share of Modine Aftermarket Holdings, Inc. common stock issued to them in the Distribution. Immediately following the merger, Modine shareholders owned approximately 52% of Proliance International’s common stock on a fully diluted basis, and Transpro’s pre-merger shareholders owned the other 48%.

Modine received rulings from the Internal Revenue Service to the effect that, for U.S. federal income tax purposes, the Distribution will generally be tax-free to Modine and the shareholders of Modine, and Modine shareholders will generally not recognize taxable gain or loss in the merger (except with respect to cash received by Modine shareholders in lieu of a fractional share interest in common stock of the combined company).

Modine is not aware of any material relationship between Transpro and Modine or any of its affiliates, any director or officer of Modine or any associates of any such director or officer that existed at the date of the Distribution and the merger, except as disclosed herein and in the proxy statement/prospectus-information statement included in Transpro’s Registration Statement on Form S-4 (Registration No. 333-124527) and previously distributed to Modine shareholders.

The foregoing description of the merger, the Merger Agreement, the letter agreement amending the Merger Agreement and the Contribution Agreement, is qualified in its entirety by reference to such agreements and the press release issued by Modine on July 22, 2005, copies of which are filed herewith as Exhibits 2.1, 2.2, 2.3 and 99.1, respectively, and each of such exhibits is hereby incorporated herein by reference.

Item 2.06 Material Impairments.

As previously disclosed in Modine’s Form 10-Q for the quarter ended June 26, 2005, in accordance with applicable accounting requirements, Modine expects to be able to classify its aftermarket business as a discontinued operation in the second quarter of fiscal 2006. At that time, Modine expects to record a non-cash, after-tax charge to discontinued operations of approximately $40-55 million to reflect the difference between the value which Modine shareholders received in the new company, a function of the stock price of Transpro, Inc. at the closing, and the asset carrying value of Modine’s aftermarket business. The terms of certain agreements relative to the above-described transaction (such as those relating to supply, licensing and transitional services) were agreed upon immediately prior to or on July 22, 2005. As a result, Modine is in the process of completing, but has not yet completed its analysis relating to the classification of the aftermarket business and cannot state definitively at this time that the business will be classified as a discontinued operation. Upon completion of its analysis, Modine will promptly make any necessary filings to ensure appropriate public disclosure.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited Pro Forma Condensed Consolidated Financial Information of Modine is included herein. The presentation of this financial information is consistent with the current status of Modine’s analysis of the classification of the aftermarket business as described in Item 2.06 above.

(c) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of January 31, 2005, by and among Modine Manufacturing Company, Modine Aftermarket Holding, Inc., and Transpro, Inc. (incorporated by reference to Exhibit 2.1 to Modine Manufacturing Company’s Form 8-K dated January 31, 2005 (“Jan. 31, 2005 8-K”)).

2.2
Letter agreement amending the Agreement and Plan of Merger, dated as of June 16, 2005, among Modine Manufacturing Company, Modine Aftermarket Holdings, Inc. and Transpro, Inc. (incorporated by reference to Exhibit 2.1 to Modine Manufacturing Company’s Form 8-K dated June 16, 2005).

2.3
Contribution Agreement, dated as of January 31, 2005, by and among Modine Manufacturing Company, Modine Aftermarket Holdings, Inc. and Transpro. Inc. (incorporated by reference to Exhibit 2.2 to the Jan. 31, 2005 8-K).

99.1	Modine Manufacturing Company Press Release dated July 22, 2005 (incorporated by reference to Exhibit 99 to Modine Manufacturing Company’s Form 8-K dated January 25, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D.B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D.R. Zakos Vice President, General Counsel and Secretary

Date: July 28, 2005

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of January 31, 2005, by and among Modine Manufacturing Company, Modine Aftermarket Holding, Inc., and Transpro, Inc. (incorporated by reference to Exhibit 2.1 to Modine Manufacturing Company’s Form 8-K dated January 31, 2005 (“Jan. 31, 2005 8-K”)).

2.2
Letter agreement amending the Agreement and Plan of Merger, dated as of June 16, 2005, among Modine Manufacturing Company, Modine Aftermarket Holdings, Inc. and Transpro, Inc. (incorporated by reference to Exhibit 2.1 to Modine Manufacturing Company’s Form 8-K dated June 16, 2005).

2.3
Contribution Agreement, dated as of January 31, 2005, by and among Modine Manufacturing Company, Modine Aftermarket Holdings, Inc. and Transpro. Inc. (incorporated by reference to Exhibit 2.2 to the Jan. 31, 2005 8-K).

99.1	Modine Manufacturing Company Press Release dated July 22, 2005 (incorporated by reference to Exhibit 99 to Modine Manufacturing Company’s Form 8-K dated January 25, 2005).

Modine Manufacturing Company
Unaudited Pro Forma Condensed Consolidated Statements of Earnings
for the three months ended June 26, 2005
(in millions, except per share amounts)

		Spin-off of
	Historical	Modine's
	Modine	Aftermarket	Pro-Forma			Modine
	as reported	Business	Adjustments			Pro-Forma

Net sales	$450.9	($54.6)	-			$396.3
Cost of sales	353.8	(38.2)	-			315.6
Gross profit	97.1	(16.4)	-			80.7
Selling, general and administrative expenses	67.3	(17.3)	0.7	(A	)	50.7
Income from operations	29.8	0.9	(0.7)			30.0
Interest expense	(1.5)	-	-			(1.5)
Other income -- net	2.7	-	-			2.7
Earnings/losses before income taxes	31.0	0.9	(0.7)			31.2
Provision for income taxes	10.2	0.3	(0.3)			10.2
Ne earnings/losses	$20.8	$0.6	($0.4)			$21.0

Weighted average shares outstanding
Basic	34.3					34.3
Diluted	34.6					34.6

Net earnings per share of common stock
Basic	$0.60					$0.61
Diluted	$0.60					$0.61

(A) Represents a $0.7 million adjustment for certain corporate central service allocations for which a dollar for dollar benefit will not be realized on a consolidated basis.

Modine Manufacturing Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of June 26, 2005
(in millions, except per share amounts)

		Spin-off of
	Historical	Modine's
	Modine	Aftermarket	Pro-Forma			Modine
	as reported	Business	Adjustments			Pro-Forma
Assets

Current assets:
Cash and cash equivalents	$65.5	($6.7)	$0.4	(A	)	$59.2
Trade receivables, less allowance for doubtful accounts of $3.7 and $3.2	277.6	(30.9)				246.7
Inventories	155.1	(64.6)				90.5
Deferred income taxes and other current assets	49.9	(8.6)				41.5
Total current assets	548.1	(110.8)	0.4			437.9

Noncurrent assets:
Property, plant and equipment -- net	479.9	(20.5)	(0.1)	(B	)	459.3
Investment in affiliates	36.8					36.8
Goodwill	46.2					46.2
Other intangible assets -- net	15.8	(0.7)				15.1
Prepaid pension costs and other noncurrent assets	71.4	(0.9)				70.5
Total noncurrent assets	650.1	(22.1)	(0.1)			627.9

Total assets	$1,198.2	($132.9)	$0.3			$1,065.8

Liabilities and shareholders' equity

Current liabilities:
Long-term debt -- current portion	$60.6	$-				$60.6
Accounts payable	165.7	(14.0)				151.7
Accrued compensation and employee benefits	61.7	(4.2)	0.6	(C	)	58.1
Income taxes	21.8					21.8
Accrued expenses and other current liabilities	46.4	(6.3)	(0.2)	(D	)	39.9
Total current liabilities	356.2	(24.5)	0.4			332.1

Noncurrent liabilities:
Long-term debt	82.7					82.7
Deferred income taxes	43.6	(0.8)				43.0
Pensions, other postretirement benefits, and other	63.2	(2.8)	0.8	(E	)	61.2
noncurrent liabilities
Total noncurrent liabilities	189.5	(3.6)	0.8			186.9

Total liabilities	545.7	(28.1)	1.2			519.0

Total shareholders' equity	652.5	(104.8)	(0.9)			546.8

Total liabilities and shareholders' equity	$1,198.2	($132.9)	$0.3			$1,065.8

(A) Represents adjustment to bring cash to the agreed upon amount per the spin-off/merger agreement.

(B) Represent fixed assets that will be transferred to aftermarket per the spin-off/merger agreement.

(C) Represents factory vacation accrual currently on aftermarket's books, payment for which will be Modine's responsibility.

(D) Represents auto insurance accrual that aftermarket will assume as part of the spin-off/merger agreement

(E) Represents environmental liability at NRF for which Modine will remain responsible for as part of the spin-off/merger agreement.

Modine Manufacturing Company
Unaudited Pro Forma Condensed Consolidated Statements of Earnings
for the year ended March 31, 2005
(in millions, except per share amounts)

					Historical
		Rclassifications to			Modine	Spin-off of
	Historical	conform to the			as reported	Modine's
	Modine	current year's			including	Aftermarket	Pro-Forma			Modine
	as reported	presentation			reclassifications	Business	Adjustments			Pro-Forma

Net sales	$1,543.9	$4.1	(A	)	$1,548.0	($207.9)	-			$1,340.1
Cost of sales	1,193.8	6.9	(B	)	1,200.7	(144.0)	-			1,056.7
Gross profit	350.1	(2.8)			347.3	(63.9)	-			283.4
Selling, general and administrative expenses	264.1	(11.9)	(C	)	252.2	(67.9)	0.8	(E	)	185.1
Restructuring charges (income)	1.0	-			1.0	-	-			1.0
Income/loss from operations	85.0	9.1			94.1	4.0	(0.8)			97.3
Interest expense	(6.4)	-			(6.4)	-	-			(6.4)
Other income -- net	18.3	(9.1)	(D	)	9.2	(0.4)	0.2	(F	)	9.0
Earnings/loss before income taxes	96.9	-			96.9	3.6	(0.6)			99.9
Provision for income taxes	35.2	-			35.2	1.6	(0.2)			36.6
Net earnings/loss	$61.7	-			$61.7	$2.0	($0.4)			$63.3

Weighted average shares outstanding
Basic	34.1				34.1					34.1
Diluted	34.5				34.5					34.5

Net earnings per share of common stock
Basic	$1.81				$1.81					$1.86
Diluted	$1.79				$1.79					$1.84

(A) Represents $4.1 milion in royalties reclassified to sales.

(B) Represents $11.9 million of allocated central services from corporate which have been reclasified to cost of sales offset by
$4.8 million of of purchase discounts and gains/(losses) on tooling sales and sales of property plant and equipment prevoiusly reported under the caption "other income and (expense)."

(C) Represents a $11.7 million reclassification of allocated central service costs from SG&A to cost of sales and $0.2 of purchase discounts reclassified from "other income and (expense)."

(D) Represents the reclassification from "Other income and (expense)" of $4.0 million of purchase discounts, ($0.6) million of losses on the sales of property, plant and equipment, $1.6 million in profit from tooling sales, and $4.1 million in royalty income.

(E) Represents a $0.9 million adjustment for certain corporate central service allocations for which a dollar for dollar benefit will not be realized on a consolidated basis and a ($0.1) million adjustment for reduced pension and postretirement expenses previously absorbed at a corporate level.

(F) Royalty expenses previously eliminated on an intercompany basis which will no longer be paid by the Company's European aftermarket subsidiary, NRF.